Exhibit 10.16

Date: 2 5 JUL 2024

Amended and Restated

Investment Agreement

(in respect of investment in KE SDN BHD)

Between

KE SDN BHD

(Company No. 19900I001889 (193451-W))

(Company)

And

SEOW GIM SHEN

(Malaysian National Registration Identity Card No.:   )

EDDIE TAN CHEE WEI

(Malaysian National Registration Identity Card No.:   )

KOAY CHEE LEONG

(Malaysian National Registration Identity Card No.:   )

KONG CHIEN HOI

(Malaysian National Registration Identity Card No.:   )

(Existing Shareholders)

And

GOH CHEE SIONG

(Malaysian National Registration Identity Card No.:   )

(Investor)

Page i

Table of contents

Clause			Page
1	Definitions and interpretation		4
	1.1	Definitions	4
	1.2	Interpretation	7

2	Investment in the Company		8
	2.1	Investment	8
	2.2	Conditions precedent	8

3	Subscription of Subscription Shares		9

4	Warranties and representations		10
	4.1	Warranties as to the Company	10
	4.2	Further Warranties	10
	4.3	Warranties as to status	11
	4.4	Representations and Warranties relating to accounting policies	12
	4.5	Completion	12
	4.6	Rescission	12
	4.7	Rights not extinguished by rescission or completion	13

5	Undertakings by Existing Shareholders and the Company		13
	5.1	Waiver of pre-emptive rights	13
	5.2	Right of first refusal	13

6	Release and indulgence		15

7	Time of essence		16

8	Costs and expenses		16

9	Notices		16

10	Entire agreement and amendments		17
	10.1	Entire agreement	17
	10.2	Amendments	18

11	Remedies		18

12	Severance		18

13	Counterparts		18

14	Miscellaneous		18

15	Governing law and jurisdiction		19
	15.1	Governing Law	19
	15.2	Jurisdiction	19
	15.3	Arbitration	19
	15.4	Applicable law	19
16	Acknowledgement by the Existing Shareholders and the Company		19

17	Exchange Rate		19

Schedule 1	Warranties as to the Company	20
Execution Page		22
Annexure 1	Audited Accounts	25
Annexure 2	Management Accounts	27

Page ii

DS_1 SP (Pin 1/2017)

KERAJAAN MALAYSIA

IBU PEJABAT
LEMBAGA HASIL DALAM NEGERI MALAYSIA
MENARA HASIL
PERSIARAN RIMBA PERMAI
CYBER 8, 63000 CYBERJAYA
SELANGOR DARUL EHSAN

LHDN MALAYSIA

SIJIL SETEM

ASAL

STAMP CERTIFICATE

(Sila lekatkan sijil setem ini ke atas surat cara sebagai bukti penyeteman)
Please attach this stamp certificate to the instrument as evidence of stamping

Cara Bayaran *Payment Method*	FPX Transactions
No. Adjudikasi *Adjudication No.*	T01EF38078XW012
Jenis Surat Cara *Type Of Instrument*	AMENDED AND RESTATED INVESTMENT AGREEMENT SURAT CARA UTAMA
Tarikh Surat Cara *Date Of Instrument*	25/07/2024
Balasan *Consideration*	RM 3,735,000.00

Maklumat Pihak Pertama / Penjual / Pemberi *First Party / Vendor / Transferor / Assignor*

KE SDN BHD, (193451-W, 199001001889); SEOW GIM SHEN, (820918075051); EDDIE TAN CHEE WEI, (770923076291); KOAY CHEE LEONG, (880904075215)
(RUJUK LAMPIRAN)

Maklumat Pihak Kedua / Pembeli / Penerima *Second Party / Purchaser / Transferee / Assignee*

GOH CHEE SIONG, (820713075605)

Butiran Harta / Suratcara *Property / Instrument Description*

TIDAK BERKENAAN

Dengan ini disahkan surat cara ini disetem dan diindors seperti maklumat di bawah:
This is to certify this instrument is stamped and indorsed as below:

No. Sijil Setem *Stamp Certificate No.*	W1120A241244420
Tarikh Penyeteman *Date of Stamping*	18/10/2024
Duti Setem Dikenakan *Amount of Stamp Duty*	RM 10.00
Penalti *Penalty*	RM 25.00
Pelarasan *Adjustment*	RM 0.00
Jumlah Dibayar *Total Amount Paid*	RM 35.00
Indorsemen *Indorsement (Akta Setem 1949)*	Seksyen 37; Seksyen 48

LEMBAGA HASIL DALAM NEGERI LHDN MALAYSIA

Pemungut Duti Setem

No. Kelulusan Perbendaharaan *Treasury Approval No.* : KK/BSKK/10/600-2/1/2(60)

Tarikh Cetak *Printed Date* : ***18/10/2024 03:38:44***

Pengesahan ketulenan Sijil Setem ini boleh dipastikan di stamps.hasil.gov.my atau melalui aplikasi telefon pintar
The authenticity of this Stamp Certificate can be verified at stamps.hasil.gov.my or by mobile app

DS_1 SP (Pin 1/2017)

KERAJAAN MALAYSIA

IBU PEJABAT
LEMBAGA HASIL DALAM NEGERI MALAYSIA
MENARA HASIL
PERSIARAN RIMBA PERMAI
CYBER 8, 63000 CYBERJAYA
SELANGOR DARUL EHSAN

LHDN MALAYSIA

ASAL

LAMPIRAN SIJIL SETEM (T01EF38078XW012)
Stamp Certificate Attachment

(Sila lekatkan sijil setem ini ke atas surat cara sebagai bukti penyeteman)
Please attach this stamp certificate to the instrument as evidence of stamping

No. Adjudikasi *Adjudication No.*
T01EF38078XW012

No. Sijil Setem *Stamp Certificate No.*
W1120A241244420

Maklumat Pihak Pertama / Penjual / Pemberi *First Party / Vendor / Transferor / Assignor*
KONG CHIEN HOI, (850608075539);

No. Kelulusan Perbendaharaan *Treasury Approval No.* : KK/BSKK/10/600-2/1/2(60)

Pemungut Duti Setem

Lampiran 1/1

Ini adalah cetakan komputer dan tidak perlu ditandatangani
This is a computer generated printout and no signature is required

--- tamat/end ---

This agreement is made on 2 5 JUL 2024 between the following parties:

1.	KE SDN BHD (Company No. 199001001889 (193451-W)) a company incorporated in and under the laws of Malaysia with its registered address at Room 202, 2nd Floor, 368, Jalan Pudu, 55100 Kuala Lumpur (“Company”);

AND

2.	SEOW GIM SHEN (Malaysian National Registration Identity Card No.: ) a citizen of Malaysia with his residential address at (“SGS”);

3.	EDDIE TAN CHEE WEI (Malaysian National Registration Identity Card No.:) a citizen of Malaysia with his residential address at (“ETCW”);

4.	KOAY CHEE LEONG (Malaysian National Registration Identity Card No.:) a citizen of Malaysia with his residential address at (“KCL”);

5.	KONG CHIEN HOI (Malaysian National Registration Identity Card No.: ) a citizen of Malaysia with his residential address at (“KCH”);

(SGS, ETCW, KCL and KCH shall collectively be referred to as the “Existing Shareholders”)

AND

6.	GOH CHEE SIONG (Malaysian National Registration Identity Card No.: ) a citizen of Malaysia with his residential address at (“Investor”).

Recitals:

A.	The Company is a company incorporated in Malaysia and as at the date of this agreement has an issued and fully paid up share capital of RM500,000 consisting of 500,000 shares. As at the date of this agreement, the Existing Shareholders are collectively the legal and beneficial owners, free from all charges, liens and other encumbrances, of all the issued and fully paid up share capital of the Company.

B.	The Company is authorised to carry out the Principal Business Activities.

C.	The Company wishes to undertake an expansion programme with a view for a potential listing on a stock exchange as determined by the Company.

D.	The Investor and the Existing Shareholders are desirous of entering into this agreement pursuant to which the Investor would invest in the Company to enable the Company to undertake the expansion programme, in the manner as set out in this agreement upon the terms and conditions of this agreement.

E.	The Company and the Existing Shareholders agree and acknowledge that in view of the nature of this deal and the time constraints involved, the Investor is entering into this investment on good faith and has been unable to undertake an extensive and thorough due diligence on the Company and its business and affairs. Accordingly, the Investor has placed their reliance on the representations and warranties given by the Company and the Existing Shareholders in this agreement.

The parties agree in consideration of the mutual promises contained in this agreement as follows:

1	Definitions and interpretation

1.1	Definitions

In this agreement including the Recitals and Schedules, unless the context otherwise requires, the following definitions apply:

Audited Accounts means the audited consolidated accounts of the Company for the accounting reference period ended on 31 July 2023, comprising a balance sheet and profit and loss account, notes and auditors’ and Directors’ reports and a cash flow statement, a copy of which is attached as Annexure 1.

Business Day means a day (other than a Saturday, Sunday or a gazetted public holiday in Malaysia) when banks are open for banking business in Malaysia.

Claim includes any notice, demand, assessment, letter or other document issued or action taken by the fiscal authorities in Malaysia or other statutory or governmental authority, body or official whatsoever (whether of Malaysia or elsewhere in the world) whereby the Company is or may be placed or sought to be placed under a liability to make payment or deprived of any relief, allowance, credit or repayment otherwise available.

Company means KE SDN BHD (Company No. 199001001889 (19345 l-W))) a company incorporated in and under the laws of Malaysia with its registered address at Room 202, 2nd Floor, 368, Jalan Pudu, 55100 Kuala Lumpur.

Companies Act means the Companies Act 2016 of Malaysia.

Completion means the completion of the issuance of Subscription Shares by the Company and the subscription of the Subscription Shares by the Investor.

Completion Date means the date falling 14 days after the Cut-Off Date, or such other date as the parties may mutually agree in writing, being the date of completion of the issue by the Company and subscription by the Investor of the Subscription Shares.

Cut-Off Date means the date falling 1 day from the date of this• agreement, or such other date as the parties may mutually agree in writing.

Directors means the directors for the time being of the Company and “Director” means any of them.

ETCW means EDDIE TAN CHEE WEI (Malaysian National Registration Identity Card No.:) a citizen of Malaysia with his residential address at .

Encumbrances means any claim, charge, mo1tgage, security, lien, option, equity, power of sale, hypothecation or other third party rights, retention of title, right of pre-emption, right of first refusal or security interest of any kind.

Existing Shareholders means collectively SGS, ETCW, KCL and KCH.

Investor means GOH CHEE SIONG (Malaysian National Registration Identity Card No.: ) a citizen of Malaysia with his residential address .

KCH means KONG CHIEN HOI (1v1alaysian National Registration Identity Card No.: ) a citizen of Malaysia with his residential address at .

KCL means KOAY CHEE LEONG (Malaysian National Registration Identity Card No.: ) a citizen of Malaysia with his residential address at .

Management Accounts means the unaudited management accounts of the Company for the period from 31 July 2023 up to 31 May 2024, a copy of which is attached as Annexure 2.

Prescribed Period has the meaning set out in Clause 5.2(a)( l) of this agreement.

Prescribed Price has the meaning set out in Clause 5.2(a)(l) of this agreement.

Principal Business Activities means the principal business activities of software implementation and training.

Relevant Shares has the meaning as set out in Clause 5.2(a)(l) of this agreement.

SGS means SEOW GIM SHEN (Malaysian National Registration Identity Card No.: ) a citizen of Malaysia with his residential address at .

Shareholders means collectively the Investor and the Existing Shareholders, and “Shareholder” shall mean any one of them as the context requires.

Share Purchaser has the meaning as set out in Clause 5.2(a)(2) of this agreement.

Subscription Shares means 80,000 shares amounting to approximately 14% of the entire issued and fully paid up share capital of the Company as at the Completion Date.

Taxation means all forms of taxation whether of Malaysia or elsewhere in the world, past, present and future (including, without limitation, withholding tax, capital gains tax, income tax, estate duty, profits tax, stamp duty, value added tax, purchase tax, goods and services tax, customs and other import or export duties) and all other statutory, governmental or state impositions, duties and levies and all penalties, charges, costs and interest relating to any Claim.

Transferor has the meaning set out in Clause 5.2(a)(l) of this agreement.

Transfer Notice has the meaning set out in Clause 5.2(a)(l) of this agreement.

Transferee Shareholder has the meaning set out in Clause 5.2(a)(2) of this agreement.

USD means United States Dollar, the lawful currency of United State of America.

1.2	Interpretation

In this agreement, unless the context otherwise requires:

(a)	any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this agreement so far as such modification or re-enactment applies or is capable of applying to any transactions entered into prior to completion and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced;

(b)	references to one gender include all genders and references to the singular include the plural and vice versa;

(c)	references to:

(1)	a “person” shall include any company, limited liability partnership, partnership, business trust or unincorporated association (whether or not having separate legal personality);

(2)	a “company” shall include any company, corporation or body corporate, wherever incorporated; and

(3)	a “person” or “company” shall include its or his successors and personal representatives;

(d)	references to this agreement shall include any Recitals and Schedules to it and references to Clauses and Schedules are to clauses of, and schedules to this agreement. References to paragraphs are to paragraphs of the Schedules;

(e)	any reference to books, records or other information means books, records or other information in any form including, without limitation, paper, electronically stored data, magnetic media, film and microfilm;

(f)	headings are for convenience only and shall be ignored in construing this agreement;

(g)	a reference in this agreement to “including”, “include” and other similar expressions shall not be construed restrictively but shall mean “including without prejudice to the generality of the foregoing” and “including, but without limitation”;

(h)	a reference to “writing” or “written” includes faxes but note mail (unless otherwise expressly provided in this agreement);

(i)	documents in the “agreed terms” are documents in the terms agreed between the parties and initialled by them or on their behalf for identification;

(j)	there shall be no presumption that any ambiguity should be construed in favour of or against any party solely as a result of such Party’s actual or alleged role in drafting this agreement or any part of it;

(k)	any obligation in this agreement on a person not to do something includes an obligation not to agree or allow that thing to be done; and

(l)	references to times of day are, unless the context requires otherwise, Malaysia time.

2	Investment in the Company

2.1	Investment

Subject to the terms and conditions of this agreement, the parties agree that the Investor shall invest in the Company by subscribing for the Subscription Shares for a total subscription sum of USD800,000 or equivalent in Ringgit Malaysia at the prevailing spot rate of exchange obtained by the Investor at the time of remittance in accordance with the terms and conditions of this agreement.

2.2	Conditions precedent

(a)	Notwithstanding anything contained herein, the parties agree that investment by the Investor in the Company shall be conditional upon the following conditions precedent having been fulfilled by the Cut-Off Date:-

(1)	All approvals and consents (including but not limited to any governmental, regulatory and/or corporate approvals and consents) or waivers for the respective transactions contemplated under this agreement including but not limited for the subscription of the Subscription Shares and for the Investor to be registered as a shareholder of the Company, have been obtained and such approvals and consents (including any conditions imposed thereon, if any) are in form and substance acceptable to the Investor;

(2)	The Audited Accounts and the Management Accounts have been delivered to the Investor and the form and contents thereof are satisfactory to the Investor;

(3)	The Company and the Existing Shareholders have delivered to the Investor ce1tified true copies of the resolutions of board meeting approving the issuance of the Subscription Shares to the Investor; and

(4)	All representations, undertakings and warranties of the Existing Shareholders and the Company under this agreement have been complied with, and are true, accurate and correct or will be complied with, and true, accurate and correct as at the Completion Date, to the Investor’s reasonable satisfaction.

(b)	Each party shall render all necessary assistance to the other parties (including without limitation, furnishing information, supplying documents, executing documents, forms, deeds and/or instruments) and do all acts and things as may be required or appropriate for the purpose of fulfilling the conditions precedent specified in Clause 2.2(a) or obtaining the approvals specified in Clause 2.2(a).

(c)	The Investor shall have the right to waive any of the conditions precedent to the extent that the fulfillment of such conditions precedent is not required as a matter of law and to the extent that such conditions precedent is for the sole benefit of the Investor. Save for the foregoing, and to such extent permitted by law, all the parties reserve the right to mutually waive in writing the requirement to satisfy any of the conditions precedent and thereafter the parties may proceed to Completion.

3	Subscription of Subscription Shares

(a)	Subject to the terms and conditions contained in this agreement and in particular to the satisfaction of the conditions precedent specified in Clause 2.2(a), the Company agrees to issue the Subscription Shares and the Investor, relying on (among other things) the representations, warranties and undertakings contained in this agreement, agrees to subscribe for the Subscription Shares for a total subscription sum of USD800,000 or equivalent in Ringgit Malaysia at the prevailing spot rate of exchange obtained by the Investor at the time of remittance in cash free from all Encumbrances and together with all rights, benefits and entitlements attaching to them as at the Completion Date (including all dividends and distributions declared, made or paid on and from such date).

(b)	If all the conditions precedent specified in Clause 2.2(a) are fulfilled by Cut-Off Date, the Company shall issue the Subscription Shares and the Investor shall complete the subscription of the Subscription Shares on the Completion Date.

(c)	Completion of the subscription of the Subscription Shares shall take place on the Completion Date at the office of the company secretary of the Company.

(d)	On the date of this agreement, the Investor shall pay to the Company the total subscription sum for the Subscription Shares; and on the Completion Date, the Company shall deliver to the Investor the share certificates in the name of the Investor in relation to the Subscription Shares if so required by the Investor.

(e)	Each of the Existing Shareholders hereby waive all his rights of pre-emption to the Subscription Shares under the constitution of the Company or otherwise.

4	Warranties and representations

4.1	Warranties as to the Company

(a)	Each of the Existing Shareholders and the Company hereby jointly and severally represent, warrant and undertake to and with the Investor and its successors in title and assigns (with the intent that the provisions of this Clause shall continue to have full force and effect notwithstanding the Completion of this agreement) in relation to the Company in the terms set out in Schedule 1 subject only to any matter or thing expressly provided for under the terms of this agreement.

(b)	The said representations, warranties and undertakings of each of the Existing Shareholders and the Company shall be separate and independent and save as expressly otherwise provided shall not be limited by reference to any other paragraphs of Schedule 1 or by anything in this agreement and claims may be made whether or not the Investor prior to signing knew or could have discovered (whether by any investigation made by it or on its behalf into the business or affairs of the Company or the Existing Shareholders, or otherwise) that any representation, warranty or undertaking has not been complied with or carried out or is otherwise untrue or misleading.

4.2	Further Warranties

Each of the Existing Shareholders and the Company hereby jointly and severally further represent, warrant and undertake to the Investor and its successors in title and assigns that: -

(a)	the Subscription Shares are duly authorised and free from any and all charges, liens, pledges and other encumbrances whatsoever;

(b)	all statutory and other requirements in Malaysia and elsewhere applicable to the carrying on of the business or affairs of the Company as now carried on, and all conditions applicable to any licences and consents required in the carrying on of such business or affair by the Company, have been complied with and neither the Company nor the Existing Shareholders is aware of any breach thereof or of any intended or contemplated refusal or revocation of any such licence or consent.

4.3	Warranties as to status

Each of the Existing Shareholders and the Company jointly and severally represent, warrant and undertake to the Investor and its successors in title and assigns that: -

(a)	each of the Existing Shareholders and the Company (as the case may be) has the power to enter into, exercise its rights and perform and comply with its obligations under this agreement;

(b)	all actions, conditions and things required to be taken, fulfilled and done (including without limitation the obtaining of any necessary consents or licence or the making of any filing or registration) in order to enable it lawfully to enter into, exercise its rights and perform and comply with its obligations under this agreement and to ensure that those obligations are legally binding and enforceable, have been taken, fulfilled and done;

(c)	all actions, conditions and things required to be taken, fulfilled and done (including without limitation the obtaining of any necessary consents or licence or the making of any filing or registration) for the subscription of the Subscription Shares have been taken, fulfilled and done, or will be taken, fulfilled and done prior to such transfers;

(d)	no litigation, arbitration, administrative, or insolvency or bankruptcy proceedings is current or pending or, so far as it is aware, threatened (1) to restrain the entry into, exercise of its rights under or performance or enforcement of or compliance with its obligations under this agreement or (2) which has or could have a material adverse effect on it;

(e)	its entry into, exercise of its rights and/or performance of or compliance with its obligations under this agreement do not and will not violate, or exceed any power or restriction granted or imposed by (I) any law, regulation, authorisation, directive or order (whether or not having the force of law) to which it is subject, (2) its constitutive documents, where applicable or (c) any agreement or arrangement to which it is a party or which is binding on it or its assets;

(f)	its obligations under this agreement are valid, binding and enforceable in accordance with their terms;

(g)

no steps have been taken by the Company and/or any of its shareholders nor have any legal proceedings been started or threatened for the dissolution of the Company or for the appointment of a receiver, trustee or similar officer of the Company or the assets of the Company;

(h)	it has fully disclosed to the Investor all facts relating to it and the Company and each of the Existing Shareholders (as the case may be) which it knows or should reasonably know and which are material for disclosure in the context of this agreement;

(i)	the copies of the Audited Accounts and Management Accounts delivered or to be delivered to the Investor are true copies; and

(j)	there has been no material adverse change in the financial condition or operations or business or affairs of the Company since 31 July 2023.

4.4	Representations and Warranties relating to accounting policies

Without prejudice to the representations and warranties contained in Schedule 1, each of the Existing Shareholders and the Company jointly and severally represent, warrant and undertake to the Investor and its successors in title and assigns that the accounting policies adopted by the Company for the preparation of their accounts as at the date of the Audited Accounts or the date of the Management Accounts and the date of this agreement are consistent with the accounting policies previously adopted by the Company since the date of incorporation of the Company.

4.5	Completion

Each of the Existing Shareholders and the Company jointly and severally represent, warrant and undertake to the Investor and its successors in title and assigns that all representations, warranties and undertakings contained in this agreement will be fulfilled down to and will be true and correct at Completion of this agreement in all material respects as if they had been entered into afresh at Completion of this agreement.

4.6	Rescission

If prior to Completion of this agreement it shall be found that any of the representations warranties or undertakings on the part of any of the Existing Shareholders or the Company (as the case may be) under this agreement have not in any material respects been carried out or complied with when due or are otherwise untrue or incorrect in any material respects, the Investor shall be entitled by notice in writing to the Existing Shareholders and the Company to rescind this agreement but failure to exercise this right shall not constitute a waiver of any other right of the Investor or its successors in title or assigns arising out of any breach of representation, warranty or undertaking.

4.7	Rights not extinguished by rescission or completion

(a)	Rescission of this agreement shall not extinguish any right to damages to which the Investor or its respective successors in title or assigns may be entitled to in respect of the breach of this agreement.

(b)	The warranties, representations and undertakings given under or pursuant to this agreement shall not in any respect be extinguished or effected by completion of this agreement and the benefits thereof may be assigned in whole or in part by the Investor.

5	Undertakings by Existing Shareholders and the Company
5.1	Waiver of pre-emptive rights

Each of the Existing Shareholders undertake to the Investor and its successors in title and assigns that it shall waive all its pre-emptive rights (if any) to all Subscription Shares under the constitution of the Company or otherwise.

5.2	Right of first refusal

(a)	Save as otherwise provided in this agreement, and save and except for the Subscription Shares, the right of any of the Existing Shareholder or the Investor (each, a “shareholder”) to sell, transfer, assign or otherwise dispose of its shareholding in the Company shall be subject to the restrictions and provisions set out below:-

(1)	The shareholder proposing to transfer or dispose of its shareholding (“Transferor”) shall give a notice in writing (“Transfer Notice”) of its desire to sell any or all of its shares in the Company (“Relevant Shares”) at such price per share (“Prescribed Price”) as shall represent the fair market value thereof as at that date certified by the Company’s auditor or another independent accounting firm to be appointed by the shareholders at the cost and expense of the Transferor during the period such offer will remain open (“Prescribed Period”) to the other shareholders and the board of Directors. The Transferor may appoint the Company as its agent for the sale of the shares and the Transfer Notice shall not be revocable except with the consent of a majority the Directors.

(2)	The Prescribed Period shall commence on the date of the Prescribed Price is determined and will expire 60 calendar days thereafter. The Relevant Shares shall promptly be offered by the Company by notice in writing to the other shareholders (“Transferee Shareholder”) (and if there is more than one Transferee Shareholder, to each Transferee Shareholder in proportion to such Transferee Shareholder’s shareholding in the Company compared to the aggregate shareholdings of the Transferee Shareholders) for purchase at the Prescribed Price. Such offer shall be open for acceptance at any time within the Prescribed Period. The Transferee Shareholders so accepting the offer shall hereinafter be called the “Share Purchaser(s)”.

(3)	If there is more than one Share Purchaser, each Share Purchaser shall have the right to purchase the Relevant Shares pro rata in accordance with the ratio that its shareholding bears to the aggregate shareholdings of all the Share Purchasers PROVIDED THAT the Share Purchasers must purchase all the Relevant Shares offered. Upon acceptance of such offer by one or more Share Purchasers within the Prescribed Period the Company shall give notice in writing thereof to the Transferor and the Transferor shall be bound to sell the Relevant Shares to the Share Purchaser(s) at the Prescribed Price. The sale and purchase shall be completed in accordance with the provisions of Clause 5.2(a)(6).

(4)	If the offer for the Relevant Shares at the Prescribed Price, shall not be accepted by the Transferee Shareholder then the Transferor shall be at liberty to transfer or dispose of the Relevant Shares within a period of 3 months from the Prescribed Period to any person on a bona fide sale at any price not being less than the Prescribed Price. In the event of any transfer of the Relevant Shares to the third party purchaser pursuant to this Clause 5.2(a)(4), each Shareholder shall, subject to the provisions of Clause 5.2(a)(5) and Clause 5.2(a)(6) of this Clause 5.2, cause or procure their respective nominees on the board of directors of the Company, if any, to approve the proposed transfer provided always that the Transferor shall not be entitled to transfer the Relevant Shares unless all of the Relevant Shares are purchased by a single purchaser.

(5)	As a result of transferring the Relevant Shares in accordance with the foregoing provisions of this Clause 5.2 the Transferor shall procure that upon such transfer any directors appointed to the board of directors of the Company by the Transferor, if any, shall thereupon resign.

(6)	Completion of the sale and purchase of the Relevant Shares shall be completed at a place and time to be appointed by the board of Directors and payment of the Prescribed Price shall take place within 30 days after the date of acceptance of the offer of the Relevant Shares.

(7)	Any transfer, disposal or sale of Shares contemplated by Clause 5.2(a)(6) to a third party shall not be registered:

(A)	unless all of the Transferee Shareholders, in their absolute discretion, regard the proposed third party transferee as acceptable; and

(B)	until the third party transferee has entered into an agreement or a deed or other suitable documentation agreeing to be bound by the terms and conditions of this agreement and any other agreements between the existing shareholders as though it was an original party to this agreement and any other agreements between the existing shareholders. In the absence of such agreement or deed or documentation at the time when the registration of any transfer is effected, the third party transferee shall be deemed to have agreed to be bound by the terms of this agreement and any other agreements between the existing shareholders regarding their rights and obligations as shareholders.

and the restriction of transfer herein stipulated shall be endorsed on the share certificates of the Company.

(b)	The rights of a Transferee Shareholder to purchase the Relevant Shares under the provisions of this agreement shall include the right to nominate a third party acting as its nominee/trustee to purchase the Relevant Shares.

6	Release and indulgence

Any liability to any party hereto may in whole or in part be released, compounded or compromised or time or indulgence given by that party in that party’s absolute discretion as regards any other party hereto under such liability without in any way prejudicing or affecting the first party’s rights against any other party or parties hereto under the same or a like liability whether joint and several or otherwise.

7	Time of essence

Any time, date or period mentioned in any provision of this agreement may be extended by mutual agreement between the Investor, the Company and the Existing Shareholders but as regards any time, date or period originally fixed and not extended or any time, date or period so extended as aforesaid time shall be of the essence.

8	Costs and expenses

All costs and expenses (including the Investor’s solicitors’ fees) incurred in the preparation, negotiation and execution of this agreement including any stamp, issue, registration, documentary or other taxes and duties, interest and penalties payable on or in connection with the subscription of the Subscription Shares or the execution or delivery of this agreement shall be borne by the Company including all abortive costs (if any).

9	Notices

(a)	Any notice, or other communication, including, but not limited to any request, demand, consent or approval to or by a party under this agreement must be in writing and in English addressed to the relevant address shown below:

(I)	Company

Address: Room 202, 2nd Floor, 368, Jalan Pudu, 55100 Kuala Lumpur.

Tel: 03-21418109

Fax: 03-21433109

Email: msasb8 l@gmail.com Attention: Ms Vinnie Yap

(2)	SGS

Address:

(3)	ETCW

Address:

(4)	KCL

Address:

(5)	KCH

Address: 1-21-09,

(6)	Investor

Address:

(b)	In the event of a change in address of any party, such party shall as soon as practicable but within 7 days prior to such change notify in writing the other parties of the change.

(c)	Save as otherwise expressly provided under any other provisions of this agreement, a notice shall be deemed to have been sufficiently given or made:-

(1)	if delivered by hand, at the time of delivery and duly acknowledged;

(1)	in the case of a letter by registered post, 72 hours after posting; and

(2)	in the case of facsimile, at the time the transmission report is received by the sender which purports to confirm that the addressee has received such facsimile,

(3)	in the case of courier using an internationally recognised courier company, at the time of delivery;

(4)	in the case of email: on receipt of a read return mail from the correct address and provided a confirming copy thereof have been sent to the other party by facsimile,

but if delivery or receipt is on a day which is not a Business Day or is after 4.00pm, it is deemed to be duly given on the next Business Day.

10	Entire agreement and amendments

10.1	Entire agreement

This agreement is in substitution for all previous agreements between all or any of the parties hereto and contain the whole agreement between the parties relating to the subject matter of this agreement.

10.2	Amendments

No amendment or variation of this agreement shall be effective unless in writing and signed by or on behalf of each of the parties to this agreement.

11	Remedies

No remedy conferred by any of the provisions of this agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given under this agreement or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any of the parties to this agreement shall not constitute a waiver by such party of the right to pursue any other available remedies.

12	Severance

If any provision of this agreement or part thereof, is rendered void, illegal or unenforceable by any legislation to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and no further.

13	Counterparts

(a)	This agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and the parties hereto may execute this agreement by signing as separate counterparts.

(b)	All parties agree that a faxed copy of any counterpart(s) of this agreement duly signed by the parties to this agreement shall be deemed duly signed by that party.

14	Miscellaneous

(a)	All obligations and undertakings of each of the Company and the Existing Shareholders set out in this agreement are joint and several.

(b)	In the event of any inconsistency between this agreement and the constitution of the Company, the provisions of this agreement shall prevail.

15	Governing law and jurisdiction

15.1	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Malaysia.

15.2	Jurisdiction

In relation to any legal action or proceedings arising out of or in connection with this agreement, each of the Existing Shareholders, the Company and the Investor hereby irrevocably submit to the non-exclusive jurisdiction of the Courts of Malaysia.

15.3	Arbitration

Without prejudice to Clause 15.1 and Clause 15.2, in the event of any dispute or difference which may arise between the parties in connection with this agreement, the Investor shall be entitled (but not obligated) to refer such dispute or difference to arbitration:-

(a)	to be conducted and determined by a single arbitrator appointed by the Investor, such arbitrator to have at least 15 years’ experience in legal or judicial capacity;

(b)	to be held in Kuala Lumpur at the Asian International Arbitration Centre;

(c)	to proceed under the provisions of the Arbitration Rules of the Asian International Arbitration Centre of the time being in forced; and

(d)	which, shall be final and binding on the parties.

15.4	Applicable law

In the event that the Investor has exercised its right to refer the dispute or difference to arbitration in accordance with Clause 15.3, the parties agree that notwithstanding Clause 15.1 the law to be applied for such arbitration shall be the laws of Malaysia.

16	Acknowledgement by the Existing Shareholders and the Company

The Existing Shareholders and the Company hereby confirm that:

(a)	they have not entered into this agreement in reliance on, or as a result of, any statement or conduct of any kind of or on behalf of the Investor (including, without limitation, any advice, warranty, representation or undertaking); and

(b)	the Investor is not obliged to do anything (including, without limitation, disclose anything or give advice) to the Existing Shareholders and the Company.

17	Exchange Rate

The Parties the agree that the disbursement of any amount in any currency other than USD by the Investor shall be done at the prevailing spot rate of exchange obtained by the Investor at the time of remittance.

Schedule 1	Warranties as to the Company

1.	INFORMATION

The Recitals are true and all information which has been given by or on behalf of the Existing Shareholders or the Company to the Investor in the course of the negotiations leading to this agreement was when given true, complete and accurate in all respects and after making due and careful enquiries none of the Existing Shareholders or the Company is aware of any fact or matter not disclosed in writing to the Investor which renders any such information untrue, inaccurate or misleading or the disclosure of which might reasonably affect the willingness of the Investor to enter into this agreement.

2.	COPIES OF ACCOUNTS, CONSTITUTION, ETC.

The copies of the Audited Accounts, the Management Accounts and the constitution of the Company and the constitutive documents of the Company delivered to the Investor are true copies and the latest and updated copies and in the case of the constitution of the Company and the constitutive documents have attached thereto copies of all such resolutions and agreements as are required by law to be delivered to the Registrar of Companies (or its equivalent) in Malaysia and in any relevant country for registration.

3.	ACCOUNTS

3.1	The Audited Accounts and the Management Accounts have been prepared in accordance with the law and on a consistent basis in accordance with accounting principles, standards and practices generally accepted at the date hereof in the country of its incorporation so as to give a true and fair view of the business and operations and the state of affairs of the Company at the date of the relevant accounts and of the profits or losses for the period concerned and as at that date make: -

3.1.1	full provision for all actual liabilities;

3.1.2	proper provision for all contingent liabilities;

3.1.3	proper provision for all bad and doubtful debts; and

3.1.4	due provision for depreciation and amortisation and for any obsolescence of assets.

4.	CHANGES SINCE ACCOUNTS DATE

Since the date of the relevant accounts as regards the Company:-

4.1	its business has been carried on in the ordinary course and adequate steps have been taken so as to maintain the same as a going concern;

4.2	it has not disposed of any assets or assumed or incurred any material liabilities (including contingent liabilities) otherwise than in the ordinary course of carrying on its business;

4.3	its business has not been materially and adversely affected by the loss of any important customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent and none of the Existing Shareholders and the Company after making due and careful enquiries are aware of any facts which are likely to give rise to any such effects;

4.4	neither its turnover nor its trading position has materially deteriorated;

4.5	it has not borrowed any money (other than as disclosed in the Audited Accounts or the Management Accounts); and

4.6	there has been no material adverse change in its financial position or turnover and no event, fact or matter has occurred or is likely to occur which will or is likely to give rise to any such change.

5.	LITIGATION

5.1	Since the date of the relevant accounts no claim sounding in damages has been made against the Company.

5.2	The Company is not at present engaged whether as plaintiff or defendant or otherwise in any legal action, proceeding or arbitration or being prosecuted for any criminal offence.

5.3	There are no circumstances known to the Existing Shareholders or the Company likely to lead to any such claim or legal action, proceeding or arbitration or prosecution.

6.	TAXATION

6.1	All profits tax, interest tax, salaries tax and property tax, stamp duties, and other charges and levies assessed or imposed by any government or governmental or statutory body which have been assessed upon the Company and which are due and payable on or before completion of this agreement have been paid or will be paid.

7.	CONTRIBUTIONS

7.1	All material deductions and payments required to be made by the Company in respect of contributions (including employer’s contributions) to any relevant competent authority have been so made.

8.	TAX RETURNS

The Company has duly made all returns and given or delivered all notices, accounts and information which on or before the date hereof ought to have been made, given or delivered for the purposes of Taxation and all such returns, notices, accounts and information (and all other information supplied to the Inland Revenue or the Customs and Excise or other fiscal authority concerned for any such purpose) have been correct and made on a proper basis and none of such returns, notices, accounts or information is disputed in any material respect by the fiscal authority concerned and there is no fact known to the Existing Shareholders or the Company after making due and careful enquiries which might be the occasion of any such dispute or of any Claim for Taxation in respect of any financial period down to and including the date of the relevant accounts not provided for in its Audited Accounts and the Management Accounts.

9.	STATUTORY AND OTHER REQUIREMENTS, CONSENTS AND LICENCES

9.1	The Company has carried on its business in accordance with applicable laws, regulations and byelaws in Malaysia and in any relevant country and there is no investigation or enquiry by, or order, decree or judgment of, any court or any governmental agency or regulatory body outstanding or anticipated against the Company or which may have a material adverse effect upon its assets or business.

9.2	All statutory and other requirements applicable to the carrying on of the business of the Company as now carried on, and all conditions applicable to any licences and consents involved in the carrying on of such business, have been complied with and neither the Company nor the Existing Shareholders is aware of any breach thereof or of any intended or contemplated refusal or revocation of any such licence or consent.

10.	BOOKS AND RECORDS

10.1	The statutory records and statutory books of the Company are duly entered up and maintained in accordance with all legal requirements applicable thereto and contain true, full and accurate records of all matters required to be dealt with therein and all such books and all records and documents (including documents of title) which are its property, in its possession or under its control and all accounts, documents and returns required to be delivered or made to the Registrar of Companies in Malaysia have been duly and correctly delivered or made. The books of account of the Company are duly entered up and maintained in accordance with all legal requirements applicable thereto.

10.2	All charges in favour of the Company have (if appropriate) been registered in accordance with the provisions of the Companies Act or any relevant act or regulation.

Execution Page

SIGNED FOR AND ON BEHALF OF

KE SDN BHD (Company No. 199001001889 (193451-W))

of Room 202, 2nd Floor, 368, Jalan Pudu, 55100 Kuala Lumpur

Name:	Ho Say San
Title:	Director

SHAREHOLDERS

SIGNED BY

SEOW GIM SHEN (Malaysian National Registration Identity Card No.:   )

of

SIGNED BY

EDDIE TAN CHEE WEI (Malaysian National Registration Identity Card No.:   )

of

SIGNED BY

KOAY CHEE LEONG (Malaysian National Registration Identity Card No.:   )

of

SIGNED BY

KONG CHIEN HOI (Malaysian National Registration Identity Card No.:   )

of

INVESTOR

SIGNED BY

GOH CHEE SIONG (Malaysian National Registration Identity Card No.: )

of

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